Exhibit 99

[LOGO] MARINE PRODUCUTS CORPORATION

FOR IMMEDIATE RELEASE

             Marine Products Corporation Announces Share Repurchases
                         in the Fourth Quarter of 2005

ATLANTA, January 9, 2006 -- Marine Products Corporation (NYSE: MPX) announced today that during the fourth quarter of 2005 it purchased 109,631 shares under its share repurchase program.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com.

For information about Marine Products Corporation please contact:

Ben Palmer
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

Jim Landers
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com